Exhibit 10.6

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement, dated as of July 16, 2019 (this "Amendment"), is among HESKA CORPORATION, DIAMOND ANIMAL HEALTH, INC. and HESKA IMAGING, LLC (the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITAL

The Borrower, any other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent are parties to a Credit Agreement dated as of July 27, 2017 (as it may be amended or modified from time to time, the “Credit Agreement”). The Borrowers desire to amend the Credit Agreement as set forth herein and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
1.    ARTICLE 1.
AMENDMENTS.

Upon the satisfaction of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

1.1    Section 1.04 of the Credit Agreement is amended by adding the following to the end thereof: “Notwithstanding anything to the contrary contained in Section 1.04 or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP prior to such adoption of FAS 842, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.”

ARTICLE 2.
REPRESENTATIONS.

In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party represents and warrants to each Lender and the Administrative Agent, that the following statements are true, correct and complete:

2.1    The execution, delivery and performance of this Amendment are within its powers and have been duly authorized by it.

2.2    This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3    After giving effect to the amendments herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and no Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3.
CONDITIONS PRECEDENT.

This Amendment shall be effective as of the date hereof when each of the following conditions is satisfied or waived by the Administrative Agent:

3.1    This Amendment shall be executed by each of the Loan Parties and the Lenders.

2.    ARTICLE 4.
MISCELLANEOUS.

4.1    References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Agreement is a Loan Document. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Agreement may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.

4.2    Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The Loan Parties acknowledge and agree that all Secured Obligations are unconditionally owing by the Loan Parties and their applicable Subsidiaries without setoff, recoupment, defense, or counterclaim, in law or in equity, of any kind or character, and all Secured Obligations are and will continue to be secured by valid, perfected, indefeasible Liens in, among other things, the Collateral under the Loan Documents, and each of the Loan Parties reaffirms its obligations and duties under the Loan Documents and the Liens in the Collateral that it granted to Administrative Agent under the Loan Documents to secure the Secured Obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HESKA CORPORATION

By:_/s/ Catherine Grassman_________
Name: Catherine Grassman
Title: Chief Financial Officer

DIAMOND ANIMAL HEALTH, INC.

By: _/s/ Catherine Grassman_________
Name: Catherine Grassman
Title: Chief Financial Officer

HESKA IMAGING, LLC

By: _/s/ Catherine Grassman_________
Name: Catherine Grassman
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender, and as Administrative Agent, Swingline Lender and Issuing Bank

By:__/s/ Michele Liby_______________________
Name: Michele Liby
Title: Authorized Signer

DETROIT 7-7705 1500119v5

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